UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2007

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 16, 2007, the Company issued a press release announcing that it has adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the purpose of repurchasing up to 1,500,000 of its common shares of beneficial interest. The trading plan is the second plan adopted pursuant to the Company’s previously announced authorization from its Board to repurchase up to $100 million of its common shares (of which approximately $25 million has been previously utilized). The Company’s first trading plan was adopted in March 2007 and repurchases under that plan were completed by May 2007. The current trading plan becomes effective today and, during its term, all Company repurchases will be made pursuant to this plan. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

August 16, 2007	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Co-President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 16, 2007 of American Financial Realty Trust, furnished in accordance with Item 8.01 of this Current Report on Form 8-K.